UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2015

Limoneira Company

(Exact name of registrant as specified in its charter)

Delaware	001-34755	77-0260692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)

1141 Cummings Road

Santa Paula, CA 93060

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (805) 525-5541

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On September 9, 2015, Limoneira Company (the “Company”) issued a press release announcing that the Company has entered into a contribution agreement (the “Contribution Agreement”) with Lewis Santa Paula Member, LLC (“Lewis”), a subsidiary of Lewis Group as an initial step that will facilitate a joint venture with The Lewis Group of Companies (“Lewis Group”) for the planned residential real estate development of Santa Paula Gateway (the “Joint Venture”). Upon entering into the Contribution Agreement, Limoneira received a deposit of $2.0 million from the Lewis Group. Upon the completion of certain conditions to close the transaction, which is anticipated in November 2015 and includes the contribution of the Property (as defined below) to the joint venture, Limoneira expects to receive an additional $18.0 million from the Lewis Group, comprising a total of 20.0 million, for a 50% interest in the joint venture.

Contribution Agreement

Pursuant to the Contribution Agreement, the Company will contribute (or caused to be contributed) to the joint venture (i) a portion of that certain real property commonly known as “East Area 1” located in the City of Santa Paula, and (ii) the “Mendez Property” (each as defined in the Contribution Agreement and together, the “Property”).

Further pursuant to the Contribution Agreement, and subject to the completion of certain closing requirements, Lewis has agreed that it will purchase from the Company’s wholly owned subsidiary, Limoneira EA1 Land LLC (“EA1”), a fifty percent (50%) interest in the joint venture for $20,000,000 (the “Lewis Initial Cash Contribution”), resulting in each Lewis and EA1 owning 50% of the joint venture’s membership interests. As further described below, prior to the execution of the LLC Agreement, EA1 will be the sole member of the joint venture.

The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement attached to this report as Exhibit 10.1 and incorporated herein by reference. A copy of the press release discussing the Contribution Agreement and the Joint Venture is filed as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

LLC Agreement

The Contribution Agreement provides that EA1 and Lewis will, upon the completion of certain closing requirements, enter into a limited liability company agreement (the “LLC Agreement”) providing for the admittance of Lewis as a 50% member of the joint venture. The LLC Agreement will provide that Lewis will serve as the initial manager with the right to manage, control, and conduct the day-to-day business and affairs of the joint venture. Certain major decisions, which will be enumerated in the LLC Agreement, will require approval by an executive committee comprised of two representatives appointed by Lewis and two representatives appointed by EA1 (the “Executive Committee”). Prior to the execution of the LLC Agreement, the Company will cause its wholly owned subsidiary, EA1, to form a new entity, with EA1 acting as such entity’s sole member until such time as the LLC Agreement is executed.

It is further anticipated that, pursuant to the LLC Agreement, the joint venture will own, develop, subdivide, entitle, maintain, improve, hold for investment, market and dispose of the Property in accordance with the business plan and budget approved by the Executive Committee.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statement and Exhibits

(d)	Exhibits

10.1	Contribution Agreement, dated September 4, 2015, by and among Limoneira Company and Lewis Santa Paula Member, LLC.

99.1	Press Release dated September 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2015	LIMONEIRA COMPANY

	By:	/s/ Joseph D. Rumley
Joseph D. Rumley
Chief Financial Officer, Treasurer and Corporate Secretary